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Exhibit 10.19

Bank of America, N.A.
Continuing Guaranty

BORROWER: WORLD TRAVEL, LLC GUARANTOR: VALVINO LAMORE, LLC
To:
BANK OF AMERICA, N.A.
231 South LaSalle Street
Chicago, Illinois 60697

        1.    Guaranty of Payment.    For value received and in consideration of any loan or other financial accommodation heretofore, now or hereafter at any time made or granted to WORLD TRAVEL, LLC (the "Borrower") by BANK OF AMERICA, N.A. (together with its successors and assigns, the "Lender"), 231 South LaSalle Street, Chicago, Illinois 60697, the undersigned (the "Guarantor") hereby unconditionally guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of all obligations of the Borrower to the Lender under that certain Business Loan Agreement dated on or about the date hereof between Borrower and Lender (the "Loan Agreement"), including, but not limited to, Swap Obligations, as defined in that certain Mortgage, Security Agreement and Assignment dated on or about the date hereof between Borrower and Lender (all such obligations being hereinafter collectively called the "Liabilities"), and the Guarantor further agrees to pay all expenses and attorneys' fees paid or incurred by the Lender in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this Guaranty.

        2.    Acceleration of the Time of Payment of Amount Payable Under the Guaranty.    Upon acceleration of all Liabilities due to the occurrence and continuation of an Event of Default under the Loan Agreement, the Guarantor will pay to the Lender forthwith the full amount which would be payable hereunder by the Guarantor if all Liabilities were then due and payable.

        3.    Continuing Guaranty.    This Guaranty is a continuing, absolute and unconditional Guaranty, and will remain in full force and effect (notwithstanding, without limitation, the death, incompetency or dissolution of the Guarantor or that at any time or from time to time all Liabilities may have been paid in full), subject to discontinuance only upon actual receipt by the Lender of written notice from the Guarantor, or any person duly authorized and acting on behalf of the Guarantor, of the discontinuance hereof; provided, however, that no such notice of discontinuance will affect or impair any of the agreements and obligations of the Guarantor hereunder with respect to any and all Liabilities existing prior to the time of actual receipt of such notice by the Lender, any and all Liabilities created or acquired thereafter pursuant to any previous commitments made by the Lender, any and all extensions or renewals of any of the foregoing, any and all interest on any of the foregoing, and any and all expenses paid or incurred by the Lender in endeavoring to collect any of the foregoing and in enforcing this Guaranty against the Guarantor; and all of the agreements and obligations of the Guarantor under this Guaranty will, notwithstanding any such notice of discontinuance, remain fully in effect until all such Liabilities (including any extensions or renewals of any thereof) and all such interest and expenses have been paid in full.

        4.    Rescission or Return of Payment on Liabilities.    The Guarantor further agrees that, if at any time all or any part of any payment theretofore applied by the Lender to any of the Liabilities is or must be rescinded or returned by the Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Borrower), such Liabilities are, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, deemed to have continued in existence, notwithstanding such application by the Lender, and this Guaranty will continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Lender had not been made.

        5.    Covenants of the Guarantor.    The Guarantor covenants and agrees with the Lender that the Guarantor shall: (a) provide to the Lender quarterly financial statements within forty-five (45) days of each calendar quarter in a form and content reasonably acceptable to the Lender; provided, that in the event that the Guarantor becomes subject to any SEC reporting requirements for either public debt or equity, such financial reports shall be deemed acceptable by the Lender; (b) commencing with the calendar year ending December 31, 2002 and annually thereafter within one hundred twenty (120) days of calendar year end, provide to the Lender the Guarantor's annual audited financial statements on a consolidated basis with an unqualified opinion from a CPA firm reasonably acceptable to the Lender; (c) provide to the Lender within forty-five (45) days of the last day of each calendar year end a compliance certificate of the Guarantor substantially in the form of Exhibit A attached hereto, in form and content satisfactory to the Lender, and certified in writing as true and correct by the Guarantor, evidencing the Guarantor's compliance with the terms of clauses (e) and (f) below of this Section 5 as of the last day of such period, and providing such additional financial or other information as the Lender may reasonably request from time to time; (d) not cause, permit or suffer Stephen A. Wynn ("Wynn") to cease to own, directly or indirectly, 30% of the capital ownership of the Guarantor and to cause Wynn to be Chief Executive Officer of the Guarantor;

          (e)    Minimum Tangible Net Worth:    To maintain on a consolidated basis Minimum Tangible Net Worth equal to at least Four Hundred Million Dollars ($400,000,000) at all times effective as of September 30, 2002. "Tangible Net Worth" means the value of the Guarantor's total assets (including leaseholds and leasehold improvements and reserves against assets but excluding goodwill, patents, trademarks, trade names, organization expense, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses, and other like intangibles, and monies due from affiliates, officers, directors, employees, shareholders, members or managers of the Guarantor) less total liabilities, including but not limited to accrued and deferred income taxes, but excluding the non-current portion of Subordinated Liabilities. "Subordinated Liabilities" means liabilities subordinated to the Guarantor's obligations to the Lender in a manner acceptable to the Lender in its sole discretion; and

          (f)    Minimum Debt Service Coverage.    To maintain on a consolidated basis a Debt Service Coverage Ratio of at least 1.25:1.0. "Minimum Debt Service Coverage Ratio" means the ratio of EBITDA to the sum of the current portion of long term debt and the current portion of long term capitalized lease obligations, plus cash interest expense on all obligations for the trailing four quarters. "EBITDA" means net income, less income or plus loss from discontinued operations and extraordinary items, plus income taxes, plus interest expense, plus depreciation, depletion, amortization and other non-cash charges; provided, however, in the event that Le Reve opens on or after January 1, 2005, EBITDA shall be annualized as follows: (i) using the first calendar quarter multiplied by 4, (ii) the first and second calendar quarters multiplied by 2; and (iii) the first, second and third calendar quarters multiplied by 4/3rds; and, provided, further, that pre-opening expenses shall be added to EBITDA.

          This ratio will be calculated annually using the results of the twelve-month period ending with that reporting period commencing with the calendar year ended December 31, 2005. The current portion of long-term liabilities will be measured as of the date 12 months prior to the current financial statement.

        6.    Lender Permitted to Take Certain Actions.    The Lender may, from time to time (but is not obligated to), whether before or after any discontinuance of this Guaranty, at its sole discretion and without notice to the Guarantor, take any or all of the following actions: (a) receive a security interest in any property to secure any of the Liabilities or any obligation hereunder; (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the Guarantor, with respect to any of the Liabilities; (c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of the

Guarantor hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities; (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and (e) resort to the Guarantor for payment of any of the Liabilities, whether or not the Lender (i) has resorted to any property securing any of the Liabilities or any obligation hereunder or (ii) has proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities (all of the actions referred to in preceding clauses (i) and (ii) being hereby expressly waived by the Guarantor).

        7.    Application of Payments.    Any amounts received by the Lender from whatsoever source on account of the Liabilities may be applied by it toward the payment of such of the Liabilities, and in such order of application, as the Lender may from time to time elect.

        8.    Subrogation.    Until such time as this Guaranty has been discontinued and the Lender has received payment of the full amount of all Liabilities and of all obligations of the Guarantor hereunder, no payment made by or for the account of the Guarantor pursuant to this Guaranty entitles the Guarantor by subrogation or otherwise to any payment by the Borrower or from or out of any property of the Borrower, and the Guarantor will not exercise any right or remedy against the Borrower or any property of the Borrower by reason of any performance by the Guarantor of this Guaranty.

        9.    Waiver of Notice and Other Matters.    The Guarantor hereby expressly waives: (a) notice of the acceptance by the Lender of this Guaranty; (b) notice of the existence or creation or non-payment of all or any of the Liabilities; (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever; and (d) all diligence in collection or protection of or realization upon the Liabilities or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

        10.    Additional Liabilities of the Borrower Permitted.    The creation or existence from time to time of Liabilities in excess of the amount to which the right of recovery under this Guaranty is limited is hereby authorized, without notice to the Guarantor, and will in no way affect or impair the rights of the Lender and the obligations of the Guarantor under this Guaranty.

        11.    Assignment of Liabilities.    The Lender may, from time to time, whether before or after any discontinuance of this Guaranty, without notice to the Guarantor, assign or transfer any or all of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities will remain Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein will, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were the Lender, provided, however, that, unless the Lender otherwise consents in writing, the Lender has an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Guaranty, for the benefit of the Lender, as to those of the Liabilities which the Lender has not assigned or transferred.

        12.    Information Concerning the Borrower.    The Guarantor hereby warrants to the Lender that the Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Borrower. The Lender has no duty or responsibility to provide the Guarantor with any credit or other information concerning the affairs, financial condition or business of the Borrower which may come into the Lender's possession.

        13.    Waiver and Modifications.    No delay on the part of the Lender in the exercise of any right or remedy will operate as a waiver thereof, and no single or partial exercise by the Lender of any right or remedy will preclude other or further exercise thereof or the exercise of any other right or remedy;

nor will any modification or waiver of any of the provisions of this Guaranty be binding upon the Lender except as expressly set forth in a writing duly signed and delivered on behalf of the Lender.

        14.    Obligations Under Guaranty.    No action of the Lender permitted hereunder will in any way affect or impair the rights of the Lender and the obligations of the Guarantor under this Guaranty. For the purposes of this Guaranty, Liabilities include all obligations of the Borrower to the Lender under the Loan Agreement, notwithstanding any right or power of the Borrower or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense will affect or impair the obligations of the Guarantor hereunder. The obligations of the Guarantor under this Guaranty are absolute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby acknowledges that there are no conditions to the effectiveness of this Guaranty.

        15.    Successors.    This Guaranty is binding upon the Guarantor, and upon the heirs, legal representatives, successors and assigns of the Guarantor, and to the extent that the Borrower or the Guarantor is either a partnership or a corporation, all references herein to the Borrower and to the Guarantor, respectively, are deemed to include any successor or successors, whether immediate or remote, to such partnership or corporation.

        16.    Law.    This Guaranty has been delivered in Chicago, Illinois, and will be construed in accordance with and governed by the internal laws of the State of Illinois.

        17.    Severability.    Wherever possible, each provision of this Guaranty will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty is prohibited by or invalid under such law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

        18.    Captions.    Paragraph captions used in this Guaranty are for convenience only, and do not affect the construction of this Guaranty.

        19.    Consent to Jurisdiction.    To induce the Lender to accept this Guaranty, the Guarantor irrevocably agrees that, subject to the Lender's sole and absolute election, THE GUARANTOR WAIVES PERSONAL SERVICE OF PROCESS UPON THE GUARANTOR, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO THE GUARANTOR AT THE ADDRESS STATED ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

        20.    Waiver of Jury Trial.    THE GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS GUARANTY, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE GUARANTOR AGREES THAT THE GUARANTOR WILL NOT ASSERT ANY CLAIM AGAINST THE LENDER ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

[SIGNATURE PAGE FOLLOWS]

SIGNED AND DELIVERED THIS 30th day of May, 2002.

GUARANTOR:
VALVINO LAMORE, LLC
By:	/s/ STEPHEN A. WYNN
Name:	Stephen A. Wynn
Its:	Managing Member
Address:	c/o World Travel, LLC 3145 Las Vegas Boulevard, South Las Vegas, Nevada 89109 Facsimile No. (702) 733-4596

STATE OF NEVADA	)
)SS
COUNTY OF CLARK	)

        Subscribed, sworn to and acknowledged before me this 30th day of May, 2002 by Stephen A. Wynn, Managing Member of Valvino Lamore, LLC, who personally appeared before me.

        Witness my hand and official seal.

/s/ CYNTHIA L. MITCHUM
Notary Public

My commission expires:

February 16, 2006

[Notary Stamp]

EXHIBIT "A"

Form of Compliance Certificate
For Continuing Guaranty

To: Bank of America, N.A.

        Reference is hereby made to that certain Continuing Guaranty dated                        , 2002 (the "Guaranty") by the undersigned ("Guarantor") in favor of Bank of America, N.A. ("Lender"). All of the capitalized terms used herein without definition shall have the meanings given to such terms in the Guaranty.

        Guarantor hereby certifies to Lender, for the calendar year ending                        , that:

  1)
  Guarantor is in compliance with the terms of the Guaranty because Guarantor's Minimum Tangible Net Worth is equal to at least $400,000,000 as of September 30, 2002 as calculated pursuant to the Guaranty.

  2)
  Guarantor is in compliance with the terms of the Guaranty because Guarantor's Minimum Debt Service Coverage Ratio is at least 1:25:1.0 as calculated pursuant to the Guaranty.

        Guarantor hereby confirms that no Event of Default exists pursuant to the Business Loan Agreement and further certifies that all information set forth herein or attached hereto is true and correct.

Date:	Guarantor:
VALVINO LAMORE, LLC
By:

Name: Stephen A. Wynn
Its: Managing Member

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Bank of America, N.A. Continuing Guaranty